Bank of South Carolina Corporation 10-Q

Exhibit 10.12

STATE OF SOUTH CAROLINA

COUNTY OF CHARLESTON

LEASE EXTENSION AGREEMENT

THIS LEASE EXTENSION AGREEMENT ("Extension") is made and entered into effective this 6th day of March, 2017 by and between **Grier Meeting Street Properties, LLC**, a North Carolina limited liability company, successor to Catherine S. Grier, successor to Meeting and Wentworth Streets Associates, a General Partnership, successor to Henry B.H. Ripley, Jr. ("Landlord") and **The Bank of South Carolina** ("Tenant").

WHEREAS, Landlord and Tenant entered into a Lease Agreement (the "Lease") dated June 30, 1995 for the premises located at 256 Meeting Street, located at the corner of Wentworth and Meeting Streets in Charleston, South Carolina, as further described in the Lease (the "Premises"). The original term of the Lease ran on February 28, 2007. The Lease gives Tenant two ten-year options and Landlord and Tenant, by Lease Extension Agreement dated March 1, 2007, extended the term of the Lease through February 28, 2017. Landlord and Tenant have agreed to Tenant's exercise of the second of the said ten-year options with an additional ten year term, with rent during the additional ten year term to be computed as set out herein. The parties wish to evidence this agreement by the execution of this Extension;

WHEREAS, St. Andrews Lutheran Church, as lessor and Meeting and Wentworth Street Associates as lessee entered into a Lease, effective July 1, 1986, for the premises at the northeast corner of Hasell and Meeting Streets in Charleston, SC and the premises at No. 254 Meeting Street in Charleston, SC, as amended by the Lease Modification Agreement, dated April 23, 1993 (together, the "St. Andrews Parking Lease"); Landlord is the successor to Meeting and Wentworth Street Associates as lessee under the St. Andrews Parking Lease; Holy Spirit Evangelical Lutheran Church is the successor to St. Andrews Lutheran Church; the initial term of the St. Andrews Parking Lease runs after forty years with three ten-year options, as more fully described in the St. Andrews Parking Lease; and

WHEREAS, Landlord is the successor to Meeting and Wentworth Street Associates as Lessor in that certain Sub-Lease Agreement with Tenant, dated March 1, 1987 ("Sub-Lease"), for the St. Andrews Parking Lease. The initial term of the Sub-Lease ran on February 28, 1997. Tenant, as Lessee under the Sub-Lease, exercised the first of three ten-year options, to run through February 28, 2007 and exercised the second of three ten year options, to run through February 28, 2017. The Sub-Lease provides for an additional ten year option, beginning March 1, 2017 and ending February 27, 2027, and the parties wish to extend the Sub-Lease for an additional ten years, through February 27, 2037, subject to the exercise by Landlord (as successor to Lessee under the St. Andrews Parking Lease) of the first of three ten-year options under the St. Andrews Lease, to run from March 1, 2027 to February 27, 2037.

NOW THEREFORE, for and in consideration of the mutual benefits to Landlord and Tenant described in the Lease and the Sub-Lease, Landlord and Tenant agree as follows:

1. The Lease and the Sub-Lease shall be extended for a term of twenty years, beginning March 1, 2017 and ending on midnight on February 28, 2037 (the "Extension Period"), unless sooner terminated as provided in the Lease and/or the Sub-Lease. Landlord agrees to exercise timely the first ten-year option under the St. Andrews Parking Lease.

2. The annual Base Rent, as defined in the Lease, for the first two years of the Extension Period, shall be $440,543.45 and the monthly rent during the first two years of the Extension Period shall be $36,711.95. The Base Rent shall be changed by increasing the Base Rent every two (2) years by four percent (4%) of the Base Rent then payable, the first such increase to be effective as of March 1, 2019, except that the Base Rent shall be adjusted to Fair Market Rent as of March 1, 2027. Rent under the Sub-Lease for the Extension Period, shall be as set forth in the Sub-Lease.

3. As of March 1, 2027, the annual Base Rent shall be adjusted to the Fair Market Rent for the Premises with Fair Market Rent to be determined as follows:

   a) The Fair Market Rent for the Premises shall be that amount that is mutually agreed upon by the Landlord and the Tenant.

   b) If the Landlord and the Tenant are unable mutually to agree on the Fair Market Rent of the Premises by August 31, 2026, the Fair Market Rent for the Premises shall be determined by one (1) or more appraisers with the MAI designation, licensed by the South Carolina Real Estate Appraisers Board, and with a substantial commercial appraisal practice in the Charleston, SC area ("Qualified Appraiser"), selected under the procedures described in subparagraphs i) through iii) of this paragraph 3.

      i) If the Fair Market Rent of the Premises is to be determined by Qualified Appraisers, and the Landlord and the Tenant are unable to agree on a Qualified Appraiser by September 30, 2026, the Landlord, on the one hand, and the Tenant, on the other hand, each shall have fourteen (14) days from September 30, 2026 to appoint a Qualified Appraiser at its own expense. The appointment of a Qualified Appraiser shall be made by a written instrument delivered to the Landlord or the Tenant, as the case may be, depending on whether the Landlord or the Tenant is the party appointing the Qualified Appraiser. If the Landlord or the Tenant shall fail to appoint a Qualified Appraiser within this fourteen (14) day period, the other Qualified Appraiser shall unilaterally establish the Fair Market Rent of the Premises by written opinion.

      ii) If two (2) Qualified Appraisers shall have been appointed within this fourteen (14) day period, these two (2) Qualified Appraisers shall establish the Fair Market Rent of the Premises in a single written opinion agreed to by both of them.

      iii) If these two (2) Qualified Appraisers cannot agree on the Fair Market Rent of the Premises within sixty (60) days of the appointment of the later of them, they shall each prepare an independent appraisal.

         (1) If the Fair Market Rent of the Premises as determined by the greater of the appraisals is not greater than one hundred eight percent (108%) of the Fair Market Rent of the Premises as determined by the lesser of the appraisals, then the average of the Fair Market Rent determined under these two (2) appraisals shall be the Fair Market Rent.

         (2) If the Fair Market Rent of the Premises as determined by the greater of the appraisals is greater than one hundred eight percent (108%) of the Fair

Market Rent of the Premises as determined by the lesser of the appraisals, then the two (2) previously-selected Qualified Appraisers shall, within thirty (30) days following the submission of the later written opinion of the Fair Market Rent of the Premises, designate a third Qualified Appraiser to determine the Fair Market Rent of the Premises. None of the previously selected Qualified Appraisers, the Landlord, or the Tenant shall disclose or cause to be disclosed to the third Qualified Appraiser the Fair Market Rent of the Premises as determined by the first two Qualified Appraisers. Within sixty (60) days following his or her appointment, the third Qualified Appraiser shall establish the Fair Market Rent of the Premises by a written opinion, and the average of the Fair Market Rent determined by the two (2) appraisals that are closest to each other shall be the Fair Market Rent. Notwithstanding the foregoing sentence, if the Fair Market Rent established by the third Qualified Appraiser is within two (2) percent of the average of the Fair Market Rents established by the two (2) previously-selected Qualified Appraisers, then the Fair Market Rent established by the third Qualified Appraiser shall be the Fair Market Rent. The Landlord and Tenant shall share equally the expenses of the third Qualified Appraiser.

4. Except as modified by this Extension, all of the terms and conditions of the Lease and the Sub-Lease shall remain in full force and effect. If there is any conflict between this Extension and the Lease or the Sub-Lease, this Extension shall control. Except where the context otherwise requires, all references in this Extension to the Lease and the Sub-Lease shall be deemed to include the provisions of this Extension. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease and the Sub-Lease. The terms and provisions of this Extension shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, heirs and assigns, if any. This Extension may be executed in counterparts and/or with counterpart signature pages, all of which together shall constitute a single agreement.

5. Either party shall have the right to record this Extension in the RMC Office for Charleston County.

IN WITNESS WHEREOF, the parties hereto have executed this Extension as of the date first above written.

WITNESSES:

Michael L Mortimer

[signature]

GRIER MEETING STREET PROPERTIES, LLC

By: [signature]
Joseph W. Grier, III, Manager

THE BANK OF SOUTH CAROLINA

Nicole McCarson

Name: Fleetwood S Hassell
Title: President + CEO

Name: Eugene H Walpole, III
Title: CFO

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

I, the undersigned Notary Public of the County of Mecklenburg and State aforesaid, certify that Joseph W. Grier, III personally came before me this day and acknowledged that he is a Manager of Grier Meeting Street Properties, LLC, a North Carolina limited liability company, and that by authority duly given and as the act of such entity, he signed the foregoing instrument in its name on its behalf as its act and deed. Witness my hand and Notarial stamp or seal, this 6th day of March, ~~2016~~. 2017

(SEAL) BRITTANY N. LEWIS NOTARY PUBLIC CABARRUS COUNTY, NC MY COMM. EXP. 06-08-2019

Brittany N. Lewis
Notary Public for North Carolina
My Commission Expires: June 8, 2019.

STATE OF SOUTH CAROLINA

COUNTY OF CHARLESTON

I, the undersigned Notary Public of the County of Charleston and State aforesaid, certify that F Hassell / E Walpole IV personally came before me this day and acknowledged that (s)he is Pres / CFO (title) of THE BANK OF SOUTH CAROLINA, that the seal affixed to the foregoing instrument in writing is the seal of said Bank, and that the said writing was signed and sealed by him/her on behalf of said Bank, by its authority duly given. And the said Pres CEO / CFO acknowledged the said writing to be the act and deed of said Bank. Witness my hand and Notarial stamp or seal, this 23 day of February, ~~2016.~~ 2017.

(SEAL)

Notary Public for South Carolina
My Commission Expires: 9/25/23